Exhibit 99.1

                       UPPER PENINSULA ENERGY CORPORATION
                               600 Lakeshore Drive
                                  P.O. Box 130
                            Houghton, MI  49931-0130

                   SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                SPECIAL MEETING OF SHAREHOLDERS ON ________, 1997

   The undersigned hereby appoints Clarence R. Fisher and Burton C. Arola as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of UPPER PENINSULA ENERGY CORPORATION held of record by the undersigned on ____________, 1997, at the Special Meeting of Shareholders to be held of _____________, 1997, or at any adjournment thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

       PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED
                               STATES OF AMERICA.


   HAS YOUR ADDRESS CHANGED?            DO YOU HAVE ANY COMMENTS?

   [X] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                                        1.  Proposal to approve the Agreement
           UPPER PENINSULA                  and Plan of Merger, by and between
          ENERGY CORPORATION                WPS Resources Corporation and
                                            Upper Peninsula Energy
                                            Corporation, dated as of July 10,
                                            1997, and the transactions
                                            contemplated thereby.

                                            For     Against      Abstain

                                            [__]      [__]         [__]


                                        2.  In their discretion, the proxies
                                            are authorized to vote upon any
                                            matters incidental to the conduct
                                            of the Special Meeting which may
                                            properly arise.

                                            For     Against      Abstain

                                            [__]      [__]          [__]


                                           If joint account, each owner must
                                           sign.

                                           Shareholder, please sign this proxy
                                           exactly as your name(s) appear(s) to
                                           the left, including the title
                                           "Executor", "trustee", etc., if the
                                           same is indicated.  If stock is held
                                           by a corporation, this proxy should
                                           be executed by a proper officer
                                           thereof.

                                           Mark box at right if an address  [__]
                                           change or comment has been
                                           noted on the reverse side of
                                           this card.



    Please be sure to sign and date this Proxy.     Date




        Shareholder sign here                       Co-owner sign here